NEWS
RELEASE
Contact:                Scott A. McCurdy
Vice President and CFO
Geokinetics Inc.
(713) 850-7600
(713) 850-7330 FAX

FOR IMMEDIATE RELEASE

GEOKINETICS ANNOUNCES PRESENTATION AT HOWARD WEIL’S 37th ANNUAL ENERGY CONFERENCE

HOUSTON, TEXAS, March 19, 2009 – Geokinetics Inc. (NYSE Alternext: GOK) announced that Richard Miles, the Company’s President and Chief Executive Officer, and Scott McCurdy, the Company’s Vice President and Chief Financial Officer, will present at Howard Weil’s 37th Annual Energy Conference on Wednesday, March 25, 2009, starting at 1:40 p.m. Central Daylight Time at the Sheraton New Orleans Hotel, New Orleans, LA.

About Geokinetics Inc.

Geokinetics Inc., based in Houston, Texas, is a leading international provider of seismic data acquisition and high-end seismic data processing services to the oil and gas industry.  Geokinetics operates in some of the most challenging locations in the world from mountainous jungles, swamps and surf transition zones to ocean bottom environments. More information about Geokinetics is available at www.geokinetics.com.

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GEOKINETICS INC. (NYSE Alternext: GOK)
1500 CityWest Blvd., Suite 800, Houston, Texas  77042  (713) 850-7600  (713) 850-7330 FAX